EXHIBIT 10.12

KINETIC CONCEPTS, INC.
CEO SPECIAL BONUS PLAN

1. Purpose.

                    The purpose of the KINETIC CONCEPTS, INC. CEO SPECIAL BONUS PLAN is to reinforce corporate, organizational and business-development goals; to promote the achievement of financial and other business objectives; and to reward the performance of CEO in fulfilling his personal responsibilities.

2. Definitions.

                    The following terms, as used herein, shall have the following meanings:

            (a)    "Award" shall mean an incentive compensation award, granted pursuant to the Plan.

            (b)    "Award Agreement" shall mean any written agreement, contract, or other instrument or document between the Company and a Participant evidencing an Award.

            (c)     "Board" shall mean the Board of Directors of the Company.

            (d)     "CEO" shall mean Dennert O. Ware, the President and Chief Executive Officer of the
                     Company.

            (e)     "CEO Bonus Pool" means the total cash amount set aside for the purpose of providing compensation to the CEO under the Plan, provided that the criteria for the payment of such amounts have been achieved. The aggregate sum payable pursuant to the Plan from the CEO Bonus Pool shall not exceed thirteen $13 million. The CEO Bonus Pool shall consist of two Parts. The aggregate sum payable pursuant to the Plan from Part
                     One of the CEO Bonus Pool shall not exceed $8 million, and the aggregate sum payable pursuant to the Plan from Part Two of the CEO Bonus Pool shall not exceed $5 million.

            (f)     "Common Stock" shall mean common stock, no par value, of the Company.

            (g)     "Company" shall mean Kinetic Concepts, Inc., a Texas corporation, and its subsidiaries, or any successor thereto.

            (h)     "Initial Public Offering" means the consummation of the first bona fide underwritten initial public offering of Common Stock by the Company pursuant to an effective registration statement under the Securities Act of 1933, as amended, following the effective date of the Plan that results in more than 20% of the outstanding Common
                     Stock of the Company being traded on a national securities exchange, the NASDAQ
                     National Market or a similar market.

            (i)     "Participant" shall mean the CEO of the Company.

            (j)     "Plan" shall mean the Kinetic Concepts, Inc. CEO Special Bonus Plan.

            (k)     "Public Offering" means the consummation of a bona fide underwritten public offering of
                     Common Stock by the Company pursuant to an effective registration statement under the Securities Act of 1933, as amended, following the effective date of the Plan, subsequent to which more than 20% of the outstanding Common Stock of the Company is traded on a national securities exchange, the NASDAQ National Market or a similar market. Public Offering includes, without limitation, an Initial Public Offering.

            (l)     "Sale Transaction" shall mean any sale of two-thirds or more of the then outstanding
                    Common Stock, either through stock purchase, merger, consolidation, business combination, recapitalization or similar transaction or otherwise or any sale of all or substantially all of the assets of the Company.

3. Administration.

                    The Plan shall be administered by the Board. The Board shall have the authority in its sole and absolute discretion, subject to and not inconsistent with the express provisions of the Plan (including, without limitation, Appendix A of the Plan attached hereto) and except as expressly provided in Section 6(e) below, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, or surrendered; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of any Award Agreements; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

                    No member of the Board shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

4. Eligibility.

                    Subject to the provisions of Appendix A of the Plan attached hereto, Awards shall be granted solely to the CEO.

5.         Awards.

            (a)     CEO Bonus Pool. The CEO Bonus Pool shall be paid out at such times and in such amounts as is determined pursuant to Appendix A.

            (b)     Payment of the CEO Bonus Pool. Any and all amounts paid out of the CEO Bonus Pool shall be paid to the CEO, or in the event of the death of the CEO after such amounts have been earned, but prior to payment, to the CEO's designated beneficiary or estate, as provided herein.

            (c)     Award Agreement. An Award may, but need not, be evidenced by an Award Agreement in such form as the Board shall from time to time approve and the terms and conditions of such Awards shall be set forth therein.

            (d)     Time and Form of Payment. Unless otherwise determined by the Board, all payments in respect of Awards granted under this Plan shall be made, in cash, as soon as practicable after the date designated on Appendix A.

            (e)     Termination of Employment. With respect to any Award, a Participant who ceases to be an employee of the Company for any reason prior to the date for payment of such
                     Award designated on Appendix A, shall not be entitled to such Award, unless otherwise determined by the Board, in its sole and absolute discretion.

6.         General Provisions.

            (a)     Compliance with Legal Requirements. The Plan and the granting and payment of
                     Awards, and the other obligations of the Company under the Plan and any Award
                     Agreement or other agreement shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required as determined by the Board.

            (b)     Nontransferability. Awards shall not be transferable by a Participant except by will or the laws of descent and distribution.

            (c)     No Right to Continued Employment. Nothing in the Plan or in any Award granted or any
                     Award Agreement or other agreement entered into pursuant hereto shall confer upon any Participant the right to continue in the employ of the Company or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement or other agreement or to interfere with or limit in any way the right of the Company to terminate such Participant's employment.

            (d)     Withholding Taxes. Where a Participant or other person is entitled to receive a payment pursuant to an Award hereunder, the Company shall have the right to withhold from such payment, or to require the Participant or such other person to pay to the Company, the amount of any taxes that the Company may be required to withhold before delivery to such Participant or other person of such payment.

            (e)     Amendment, Termination and Duration of the Plan. The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part.
                     Notwithstanding the foregoing, no amendment shall affect adversely the awarded benefits of any Participant, without such Participant's consent, under any Award previously granted under the Plan.

            (f)      Participant Rights. No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment for Participants.

            (g)     Unfunded Status of Awards. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a
                     Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the
                     Company.

            (h)     Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Texas without giving effect to the conflict of laws principles thereof.

            (i)      Effective Date. The Plan shall take effect as of April 17, 2000 upon its adoption by the
                     Board.

            (j)      Beneficiary. A Participant may file with the Board a written designation of a beneficiary on such form as may be prescribed by the Board and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant's estate shall be deemed to be the grantee's beneficiary.

APPENDIX A

I.               Part One of the CEO Bonus Pool

                 A.          Criteria

                              Part One of the CEO Bonus Pool shall be payable in full only upon the consummation of an Initial Public Offering or a Sale Transaction, where the per share price (the "Per Share Price") of Common Stock is at least $4.8125. In the event of an Initial Public Offering, the Per Share Price shall be the "price to the public" as set forth in the prospectus relating to the Initial Public Offering. In the event of a Sale Transaction, the Per Share Price shall be the per share amount distributed to shareholders for each share of Common Stock in connection with the sale. Notwithstanding the foregoing, in the event there is an Initial Public Offering or Sale Transaction where the Per Share Price is less than $4.8125, then the amount of the Part One of the CEO Bonus Pool payment shall be reduced in accordance with I.B. below and the remaining portion of Part One of the CEO Bonus Pool of the Plan shall be terminated as of the date of the consummation of such offering or transaction.

                 B.          Amount and Timing of Payment

                              If the Per Share Price is $4.8125 or more, then the entire amount of Part One of the CEO Bonus Pool shall be paid out as soon as practicable following the consummation of the Initial Public Offering or the Sale Transaction, as the case may be, provided, that the CEO has been continuously employed until such date, unless otherwise determined by the Board. If the Per Share Price is less than $4.8125, then the amount payable under Part One of the CEO Bonus Pool shall be reduced by an amount equal to $175,000 multiplied by a fraction, the numerator of which is $4.8125 minus the Per Share Price, and the denominator of which is .05.

II.               Part Two of the CEO Bonus Pool

                 A.          Criteria

                              Part Two of the CEO Bonus Pool shall be payable either (1) upon the consummation of a Public Offering or a Sale Transaction, where the Per Share Price is equal to $9.00 or more, or (2) when the closing price of the Common Stock on a national securities exchange or the NASDAQ National Market for thirty consecutive trading days has been at least $9.00 per share. The Per Share Price for the Public Offering and Sale Transaction shall be determined under Paragraph I.A. above.

                 B.          Amount and Timing of Payment

                              If the criteria described in Paragraph II.A.(1) above are satisfied, then the entire amount of Part Two of the CEO Bonus Pool shall be paid out as soon as practicable following the consummation of the Public Offering or the Sale Transaction, as the case may be, provided, that the CEO has been continuously employed until such date, unless otherwise determined by the Board. If the criterion described in Paragraph II.A.(2) is satisfied, then the entire amount of Part Two of the CEO Bonus Pool shall be paid out as soon as practicable following such 30th consecutive day, provided that the CEO has been continuously employed until such 30th consecutive day.

III.               Adjustments

                              Notwithstanding anything in the Plan or this Appendix A to the contrary, in the event of any increase, reduction, or change or exchange of share of Common Stock for a different number or kind of shares or other securities or property by reason of a reclassification, recapitalization, merger, consolidation, reorganization, issuance of warrants or rights, stock dividend, stock split or reverse stock split, combination or exchange of shares, change in corporate structure or otherwise; or any other corporate action that affects the capitalization of the Company, an equitable substitution or proportionate adjustment shall be made by the Board, in its sole and absolute discretion, to the dollar amounts, limits and thresholds set forth in this Appendix A.

IV.               Payment Restriction

                              Notwithstanding anything in the Plan or this Appendix A to the contrary, the payments to be made under the Plan and this Appendix A are only required to be made and shall only be made to the extent (i) permissible by the credit agreements and related documents and other material agreements of the Company and (ii) such payments will not cause the Company to be in breach of any representation, warranty, covenant or other agreement contained in any such document; provided, however, the Company shall use its reasonable best efforts to amend any such restricting document to permit the Company to make the payments hereunder as soon as reasonably practicable.